Research Collaboration Agreement

This agreement (this “Agreement”) is made and entered into as of the 16th day of May 2006 (the “Effective Date”) by and between Rosetta Genomics Ltd., a private company registered pursuant to the laws of the State of Israel, of 10 Plant Street, Science Park, Rehovot, Israel (“Rosetta”) and Tel Hashomer Medical Research Infrastructure and Services Ltd. a company duly registered under the laws of the state of israel (hereinafter: “THM”), located at Tel Hahsomer, 52621 Israel established pursuant to the laws of the State Of Israel (“THM”).

WHEREAS, ROSETTA has developed confidential and proprietary technology relating to microRNA sequences including an algorithm for the prediction of microRNAs, techniques for validation of predicted microRNAs on a given material, microRNA expression profiling technology, analysis algorithms for the detection of biomarkers based on microRNA expression profiling and techniques for establishing the relationships between microRNAs and diseases and has identified a large number of microRNA sequences using certain of its proprietary technology and/or proprietary materials; and

WHEREAS, THM is a non-profit organization established for “the benefit of the public” whose purpose is to promote the welfare of the Sheba Medical Center (the “Hospital”) with respect to scientific collaborations and studies; AND

WHEREAS, Rosetta and THM desire to collaborate in a research project pursuant to which THM will supply Rosetta with patients’ specimens (“Study Specimens”) and related data (collectively, “Materials”), and shall perform certain activities as specified hereunder, in order for Rosetta to utilize its proprietary technology and know-how for the research of the expression of Rosetta MicroRNAs (as defined below) and additional publicly known microRNAs in the Materials pertaining to a diagnostic application (the “Research Project”); and

WHEREAS, the parties wish to set forth herein the definitive terms of the collaboration of the parties with respect to the performance of the Research Project and the future rights to any of its results;

NOW THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.	Definitions. In addition to those terms defined elsewhere in this Agreement, each of the following terms shall have the meaning set forth opposite it, unless the context otherwise requires:

1.1.
“Intellectual Property” shall mean all intellectual property, whether or not protected by patents or patent applications, including, but not limited to, trade secrets, procedures, protocols, inventions, databases, know how, inventions, improvements, discoveries, conceptions, ideas, techniques, designs, products, developments, specifications, methods, drawings, diagrams, models, software programs, data, data analysis, data interpretation, written reports, and all rights therein including copyright, patent rights, database rights, rights in designs and all registrations and applications therefore, and all continuations, continuations in part, divisional applications, and renewals of any of the foregoing, in any part of the world.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Neither party claims by virtue of this Agreement any right, title, or interest in Intellectual Property of the other party or is not subject to this agreement between the Parties.

1.2.
“Proprietary Information” shall mean any and all scientific, clinical, regulatory, marketing, financial and commercial information or data, including the terms of this Agreement, whether communicated in writing, orally or by any other means, which is provided by one Party to the other Party in connection with this Agreement.

1.3.	“Rosetta IP” shall mean any and all Intellectual Property that Rosetta has developed or which Rosetta owns, as evidenced in written records, including but not limited to the Rosetta MicroRNAs.

1.4.
“Research Results” shall mean any and all microRNAs expression profiling data measured on the Materials, and its analysis pertaining to potential diagnostic application, as determined in the course of the performance of the Research Project.

1.5.	“Rosetta MicroRNAs” shall mean any novel human and non-human (including virus and bacteria) microRNAs predicted by Rosetta prior to the execution of this Agreement, as evidenced in writing.

1.6.
“THM’s IP” shall mean any and all Intellectual Property developed and/or conceived and/or made and/or discovered and/or reduced to practice and/or owned by THM and/or by Sheba Medical Center and/or by Medical Research Infrastructure Development and Health Services Fund by the Sheba Medical Center (the “Fund”).

2.	The Research Project.

The parties will collaborate in the performance of the Research Project, pursuant to the following terms and conditions:

2.1.
The Research Project shall include multiple trials as agreed upon by the Parties (the “Trials”), each Trial shall be performed in accordance with a Trial Protocol to be prepared by Rosetta for each Trial and agreed upon by THM (the “Protocol”). Each Protocol will be attached to this agreement as Appendix A1, A2 and so forth and constitute an integral part of this Agreement. The remuneration for each Trial shall be agreed upon by both Parties in advance and shall be specified in a budget schedule, executed by both Parties for each Trial and attached to the Trial’s Protocol (the “Budget Schedule”). The Budget Schedule of each Trial shall be attached to this agreement as Appendix B1, B2 and so forth and constitute an integral part of this Agreement, the Protocol and the Budget Schedule collectively hereinafter: the “Protocol Plan”; The Protocol Plan for each Trial shall constitute an integral part of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.2.
The first Trial shall be conducted according to the Protocol attached to this Agreement as Appendix A1 and constituting an integral part thereof (“Protocol A1”). THM and Rosetta shall perform the activities mentioned in Protocol A1. THM shall perform the activities designated to it in Protocol A1 and in any other Protocol, directly or by employing the services of the Fund or any other third party to be agreed between THM and Rosetta (the entity who shall carry out the Trials on the part of THM: “the Research Entity”).

2.3.
Rosetta shall oversee the conduct of the Research Project. THM shall designate a senior researcher currently contemplated to be Prof. Gideon Rechavi (the “Investigator”) to collaborate with Rosetta in carrying out THM’s activities related to the Research Project.

2.4.
A part of Rosetta’s activities under the Research Project shall be conducted in the facilities of the Hospital (“Rosetta’s Work”) by Rosetta’s employees and/or agents and/or representatives and/or contractor’s (“Rosetta’s Personnel”).

2.4.1.
Rosetta’s Personnel shall be skillful, prudent, professionals and experienced in the field of the Research Project and shall hold any license and be qualified and authorized to perform Rosetta’s Work in accordance with the requirements of the applicable laws, regulations and guidelines.

2.4.2.
Rosetta’s Work shall be performed by Rosetta’s Personnel in strict accordance with the Hospital’s and/or the Research Entity’s and/or THM’s internal guidelines and/or rules and/or directives relating to Rossetta’s Work and/or to the work performed at the Hospital’s facilities or to the Hospital’s and/or the Research Entity’s devises, instruments or systems.

2.4.3.
Without derogating from anything to the contrary in this Agreement, Rosetta’s Personnel shall obey all administrative instructions of the Investigator or any other person designated by the Research Entity for such purpose (“Site’s Supervisor”). Site’s Supervisor shall determine the exact dates and hours during which Rosetta’s Work shall be performed at the Hospital.

2.4.4.	Rosetta’s Personnel shall be deemed independent contactors and/or Rosetta’s employees, and shall not be considered a partner, agent, employee or representative of the Research Entity and/or of THM.

2.5.
Either party may conduct additional research projects, independently or with other third parties, in parallel to or following the Research Project, and nothing in this Agreement shall prevent a party from engaging in any additional research, provided that it fulfills its obligations hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.6.	Each party represents and warrants that it is legally authorized and entitled to assume all responsibilities under this Agreement.

2.7.
It is a condition precedent to the validity of this Agreement with respect to each Trial that this Agreement shall come into effect with respect to each Trial only after approval is received from: the Helsinki Committee and the Hospital’s Committee for Research Contracts with Commercial Companies. The approval of the Helsinki Committee shall approve all the following: (a) the Protocol of the Trial (b) the transfer of the Study Specimens to Rosetta, (c) the use of the Study Specimens under the study to be conducted by Rosetta (the “Study”) (d) the Study. The performance of each Trial shall commence only after the Helsinki Committee approves the above with respect to such Trial.

2.8.
Both parties undertake to perform the Research Project, in compliance with the following: (1) the Ministry Guidelines, as defined herein (2) the instructions and the terms specified in the approval of the Helsinki Committee (3) the ICH-GCP (4) the applicable laws, rules and regulations regulating such studies which are applicable in Israel. The “Ministry Guidelines” the MOH Guidelines titled “Clinical Trials of Human Subjects” issued in January 2006 including appendix 4 to the guidelines.

2.9.	Rosetta shall use the Study Specimens solely for the purpose of the Study and not for any other purposes whatsoever.

2.10.
Rosetta shall use and dispose of the Study Specimens in accordance with the State of Israel’s laws, rules, regulations and guidelines regulating and/or applicable and/or relevant to the use of the Study Specimens under the Study and to their disposal following the completion of the Study.

2.11.	Immediately following the completion of the Study or the use of any Study Specimen under the Study, Rosetta shall dispose of or terminate the Study specimens as specified above.

2.12.
Rosseta shall keep full and accurate records with respect to the use and to the dates and manner of disposal of each and every Study Specimen and shall provide such records to the Research Entity for examination, upon the Research Entity’s request.

2.13.
For the removal of doubt it is hereby clarified that nothing specified in this Agreement shall be construed as a warranty by THM that the Research Project’s results or the results of any Trial shall be useful in any manner or commercially exploitable.

3.	Permitted Uses of Information, Rights to the Research Results and Intellectual Property.

3.1.
THM may use the information provided by Rosetta regarding the results of the Research Project under the terms of this agreement for research and academic purposes only. Notwithstanding the confidentiality obligations of Section 5, THM may publish the information in accordance with Section 6 below.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.2.
THM agrees that all right, title and interest in and to the Research Results and any intellectual property deriving there from, whether they shall be protected by intellectual property rights or not, shall be solely owned by and vest with Rosetta. Without limiting the above, Rosetta shall be solely entitled, as it may deem fit, to file, in its name, patents and patent applications with respect to any Research Results, to publicize the Research Results and to commercially or otherwise exploit the Research Results Provided however that THM’s investigators shall be registered as “Inventors” in any such patent application.

3.3.
Each party shall remain the sole owner of its own Intellectual Property. It is hereby expressly agreed that, nothing in this Agreement shall constitute or be considered as constituting a transfer or license of any Intellectual Property by one party to the other.

4.	Costs of Research.

4.1.
Rosetta agrees to bear [***] costs related to the performance of the experiments in relation to the Research Project, [***], all as indicated in the Budget Schedule of each Trial. The Budget Schedule of the first Trial specified in Protocol A1 is attached as Appendix B1.

4.2.	Rosetta will reimburse THM for [***] the Material provided by THM pursuant to this Agreement according to Appendix C.

4.3.	In addition, Rosetta will pay THM all the amounts specified in Section 8 herein (Royalties).

5.	Confidentiality.

5.1.	Non-Disclosure and Non-Use Obligations

All Proprietary Information disclosed by one Party to the other Party hereunder shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the Party that disclosed the Proprietary Information to the other Party. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information: (i) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by contemporaneous written records; (ii) is in the public domain or knowledge; (iii) is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or (iv) is developed by the receiving Party independently of Proprietary Information received from the other Party, as documented by contemporaneous research and development records.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.2.	Permitted Disclosure of Proprietary Information.

Notwithstanding Section 5.1, a Party receiving Proprietary Information of another Party may disclose such Proprietary Information: (i) to governmental or other regulatory agencies in order to obtain patents on Products, or to gain approval to conduct clinical trials or to market Products, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations; (ii) to its respective agents, consultants, Affiliates, sublicensees and/or other Third Parties for the research and development, manufacturing and/or marketing of Products (or for such parties to determine their interests in performing such activities) on the condition that such Third Parties agree to be bound by the confidentiality obligations contained in this Agreement; (iii) if required to be disclosed by law or court order, provided that notice is promptly delivered to the disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations; (iv) potential investors; and (v) regulatory authorities. Provided, however, without limiting any of the foregoing, it is understood that either Party or its Affiliates may make disclosure of this Agreement and the terms hereof in any filings required by the SEC, may file this Agreement as an exhibit to any filing with the SEC and may distribute any such filing in the ordinary course of its business. However, to the maximum extent allowable by SEC rules and regulations, the Parties shall be obligated to maintain the confidentiality obligations set forth herein and shall redact any confidential information set forth in such filings. Notwithstanding the aforementioned it is hereby agreed that THM is entitled to disclose the terms of this Agreement to the Hospital, the Fund and any other party which was established in connection with or for the benefit of the Hospital, but in no event shall THM be entitled to disclose the terms of this Agreement to any other hospitals, research institutions and tech transfer offices of such institutes, without first receiving the written prior approval of Rosetta.

6.
Publications. Notwithstanding Rosetta’s rights set out in Section 3 above, THM shall have the right to publish the Research Results in scientific publications or to present such results at scientific symposia, provided that the following procedure is followed:

6.1.
No later than 60 days prior to submission for publication of any scientific articles, abstracts or papers concerning Research Results or Research Project and prior to the presentation of such results at any scientific symposia, THM shall send to Rosetta a written copy of the material to be so submitted or presented, and shall allow Rosetta to review such submission to determine whether the publication or presentation contains confidential information or subject matter for which patent protection should be sought prior to publication or presentation for the preservation of patent rights.

6.2.
Rosetta shall provide its comments with respect to such publication or presentation, as the case may be, within 30 days following its receipt of such written material. The Investigator shall give due consideration to Rosetta’s comments.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

6.3.
If Rosetta, in its written comments, identifies material for which patent protection should be sought, then THM shall cause the publication or presentation of such submission to be delayed for a further period of up to 60 days from the receipt of such written comments to enable Rosetta to make the necessary patent filings.

6.4.	THM shall name Rosetta scientists as authors in accordance with scientific custom.

6.5.	In the event that Rosetta publishes the Rosetta Results, Rosetta shall name the Investigator and The Institute as authors in accordance with scientific custom.

7.	Term and Termination.

7.1.	The term of each Trial, and the Parties’ right to terminate each Trial will be specified in a written annex to this Agreement duly executed by the Parties. Such annex will be prepared per each Trial.

7.2.
The parties’ respective rights, obligations and duties under this Agreement which by their nature extend beyond the expiration or termination hereof, shall survive any expiration or termination of this Agreement.

8.	Claims, Liability And Insurance

8.1.
Rosetta shall bear sole responsibility and bear any payment and/or compensation and/or liability for any damage whatsoever caused to any person, directly or indirectly, as a result of the performance of any of the Trials or the Research Project. Provided however that Rosetta shall not be responsible or liable to pay any payments or compensation that are the result of a negligent act or willful misconduct of the Beneficiaries (as such term is defined in Section 8.2 below).

8.2.
Rosetta shall bear sole responsibility for any damage caused to any of Rosetta’s Personnel in the Hospital’s premises, or to any third party by Rosetta’s Personnel’s acts, omissions or willful misconduct.

8.3.
Rosetta shall indemnify and hold harmless, THM, the Hospital, the Research Project staff, the Investigator and their employees and/or agents and/or officers and/or representatives (hereinafter: “The Beneficiaries”) from and against all claims, demands, causes of action and suits of whatsoever kind or nature based on damages claimed to have been caused as a result of the performance of any of the Trials and/or the Research Project and/or the Study and/or any procedures prescribed in any Trial Protocol and/or pertaining to the Research Project and/or from the performance of Rosetta’s Personnel’s Work and/or from the acts, omissions or willful misconduct of Rosetta’s Personnel (“the Loss”); provided, however, that:

8.3.1.	The Loss was not caused as a result of a negligent act or willful misconduct of THM and/or the Research Entity and/or the Investigator and/or their employees and agents.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.3.2.	The Loss was not caused as a result of THM’s and/or the Research Entity’s and/or the Investigator’s failure to perform the relevant Trial in accordance with the Trial’s Protocol.

8.3.3.	THM notified Rosetta, within 30 working days from the day THM acquired such knowledge, of any claim, or injury relating to the Research Project.

8.3.4.	Rosetta shall pay all expenses associated with any proceedings taking place as a result of a complaint and/or legal claim submitted by any person in respect of the Loss.

8.4.
Without derogating from its above liabilities, the Company shall maintain adequate and appropriate insurance policies covering their liabilities under this Agreement. Such insurance shall include third parties’ liabilities and employer’s liabilities.

9.	Royalties

9.1.	The terms “Net Sales” “License”, “Licensing Consideration” and “Products” shall have the meaning ascribed to them in subsection 9.9 below.

9.2.	In return for THM’s undertaking under this Agreement, Rosetta shall pay to THM all the following amounts:

9.2.1.	A royalty of [***]% ([***] percent) of Net Sales by or on behalf of Rosetta (“Royalties”).

9.2.2.	[***]% ([***] percent) of all Licensing Consideration.

9.3.
In the event Rosetta is obligated, pursuant to agreements with Research Institutes, as defined below, to pay THM and other Research Institutes royalties of Net Sales with respect to a product employing the Patents and Additional Patents (the “Combination product”), in a total amount exceeding [***]% ([***] percent) of Net Sales, then Rosetta shall be entitled to reduce the amount of Royalties payable to THM hereunder according to the following principals: (a) Rosetta shall calculate the total amount of Royalties it is obligated to pay THM and the Research Institutes that their Additional Patents are required for the sale, manufacture or use of the Combination Product (the “Total Royalties Amount”); (b) Rosetta shall calculate the difference between the Total Royalties Amount and [***]% (the “Difference”); (c) Rosetta shall calculate the relative share of THM’s Royalties in the Total Royalties Amount (“THM’s Royalties Share”) and (d) Rosetta shall be entitled to reduce THM’s amount of Royalties by an amount equal to the product of THM’s Royalties Share multiplied by the Difference. Provided, however, that in no event shall THM’s Royalties be reduced to less than [***]%.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

For example: if Rosetta will be required to pay to Research Institutes in consideration for patent rights an amount of [***]%. Then THM’s Royalties Share shall be [***]% ([***]), and Rosetta shall have the right to reduce THM’s royalties in an amount of [***]% and it will owe THM [***]% of royalties instead of [***]%.

In the event Rosetta wishes to reduce THM’s Royalties, as specified in this clause 9.3, Rosetta shall be obligated to provide THM, [***] prior to such reduction, with a written report containing the manner in which the reduction was calculated, including all the details specified in clause 9.3 (a) - 9.3 (d) herein and in the above example. Such report shall be executed and confirmed by both, Rosetta’s Chief Financial Officer and by Rosetta’s external auditor (accountant).

“Research Institute” shall mean: any entity that shall develop Research Results in collaboration with or for Rosetta, or separately from Rosetta, whether prior to the Effective Date or during the term of this Agreement, provided that such Research Results are covered by a patent (“the Additional Patents”). For the removal of doubt it is hereby clarified that “Research Institute” shall not include manufacturers, producers and or any other service providers except as explicitly defined above.

9.4.	The amounts payable to THM under this clause 9 shall be paid as follows:

9.4.1.
Royalties, as specified in subsections 9.2.1, shall be paid on a quarterly basis. Within [***] after the end of each quarter, commencing on the first quarter where the first commercial sale took place or Licensing Considerations are paid to Rosetta.

9.4.2.	THM’s fee of Licensing Consideration, as specified in subsection 9.2.2 shall be paid within [***] from receipt of any Licensing Consideration by Rosetta from any Licensee.

9.5.
In calculating Net Sales, Licensing Consideration, all amounts shall be expressed in US Dollars and any amount received or invoiced in a currency other than US Dollars shall be translated into US Dollars, for the purposes of calculation, in accordance with the Exchange Rate between the US Dollar and such currency on the date of such receipt or invoice, as the case may be.

9.6.
Rosetta shall provide THM with the following written reports: (a) a report specifying the amounts payable to THM from Licensing Consideration. Such report shall be provided to THM within [***] after any Licensing Consideration are received; and (b) a detailed quarterly report, commencing with the first calendar quarter in which any Net Sales are made, or Licensing Consideration received or royalties are received by Rosetta, in a form acceptable to THM, signed by the chief financial officer of Rosetta, specifying all amounts payable to THM under this clause 8 in respect of the previous quarter to which the report refers. Such report shall include: (i) the sales made by Rosetta and Licensees with a breakdown of Net Sales according to country, identity of seller, currency of sales, dates of invoices, number and type of Products sold and; (ii) Licensing Consideration with a breakdown according to identity of Licensees, countries, the currency of the payment and date of receipt thereof; and (iii) deductions applicable, as provided in the definition of “Net Sales”; (iv) the Total royalties Amount paid by Rosetta of Net Sales, and THM’s Royalties Share; and (iv) any other matter required by THM in order to calculate and/or verify the amounts payable hereunder; and (c)Within [***] after the end of each fiscal year, Rosetta will provide THM with a detailed report, certified by its Chairman of the Board and by it’s independent auditor, stating all amounts due to THM pursuant to this clause 8 in the reported year including relevant Invoices issued and all invoices and all payments received by Rosetta with respect to it’s Net Sales and to the Licensing Consideration as detailed in the quarterly reports.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.7.	Rosetta shall keep and shall cause Licensees to keep complete, accurate and correct books of account and records consistent with sound business and accounting principles and practices.

9.8.
THM shall be entitled to appoint an independent auditor selected by it to inspect, during Rosetta’s regular business hours, all equipment, records, and documents of Rosetta as may contain information bearing upon the amounts payable to THM under this clause 8. Rosetta shall take all steps necessary so that all such books of account, records and other documentation of Rosetta and its Licensees are available for inspection as aforesaid at a single location for each of Rosetta and its Licensees. The cost of such auditing shall be borne by Rosetta if the audit uncovers an underreporting of the corresponding amounts owed to THM by more than [***] percent ([***]%). Otherwise, such costs and expenses shall be borne by THM. Rosetta shall remedy such discrepancy and pay (i) the shortfall within [***] of the date of discovery; and (ii) interest thereon at the rate of [***]% above the London Interbank Offered Rate (LIBOR) applicable to a 12 month USD deposit, as such rate shall be in effect on each Disbursement Date. The Interest shall be compounded annually and computed on the basis of a 360 day year.

9.9.	Definitions:

9.9.1.
“Net Sales” shall mean the Total amount invoiced by Rosetta with respect to Products sold anywhere in the world (whether in a territory where one or more of the Patents is applicable or not) after deducting (if not previously deducted from the amount invoiced):

(i)	customs duties, VAT or any other sales taxes or levies to the extent applicable to the sale or export of Products or Services and not collected separately from the counterparty to the sale;

(ii)	Amounts credited by a credit note.

provided that, with respect to sales which are not at arms-length and/or are not in the ordinary course of business and/or are not according to then current market conditions for such a sale, the term “Net Sales” shall mean the total amount that would have been due in an arms-length sale made in the ordinary course of business and according to the then current market conditions for such sale or, in the absence of such current market conditions, according to market conditions for sale of products similar to the Products, and provided further that, with respect to sales by Rosetta, to any affiliate, the term, “Net Sales” shall mean the higher of: (a) “Net Sales”, as defined above, with respect to sales which are not at arms-length and/or in the ordinary course of business and/or according to current market conditions; and (b) the total amount invoiced by such affiliate on resale to an independent third party purchaser after the deductions specified in subparagraphs (i) and (ii) above, to the extent applicable;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

For the sake of clarity, Net Sales shall not include amounts received by Rosetta for research funding.

9.9.2.	This section was intentionally left blank.

9.9.3.
“Licence” shall mean any right granted, licence and/or sublicense given, or agreement entered into, by Rosetta to or with any other person or entity, permitting any use of the Research Results and/or any other information and/or data and/or technologies and/or developments conceived and/or developed in the course of the Research Project and/or the Patents (or any part thereof) for the development and/or manufacture and/or marketing and/or distribution and/or sale of Products; and the term “Licensee” shall be construed accordingly;

9.9.4.
“Licensing Consideration” - shall mean all royalties, license fees and milestone payments, or all other payment, whether monetary or otherwise, received by Rosetta for or from the grant of Licences and/or pursuant thereto, or in connection with the grant of an option for a Licence. For clarity, Licensing Consideration will not include equity investments in Rosetta, research funding paid to Rosetta or loans provided that such loans were not granted to Rosetta for a grant of License;

“Research Results”: all and any inventions, products, materials, compounds, compositions, substances, methods, processes, techniques, know-how, data, information, discoveries and other results of whatsoever nature discovered or occurring in the course of, or arising from, the performance of a research;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

THM’s Research Results”: Research results discovered or occurring in the course of, or arising from, the performance of the Research Project including all Trials.

“Patents”: all patent applications or applications for certificates of invention covering portions of THM’s Research Results and all patents or certificates of invention which may be granted thereon; as well as all continuations, continuations-in-part, patents of addition, divisions, renewals, reissues and extensions of any of the foregoing patents, but excluding patent applications that have been withdrawn, expired or not accepted, in each case, such exclusion with effect only from the date of such invalidation, cancellation, withdrawal or expiry, as the case may be.

9.9.5.
“Products” - any products, the development, design, manufacture, sale or use of which is based upon and/or uses and/or employs one or more Patents and/or THM’s Research Results covered by a Patent, provided however that if a certain Patent was not approved, then any product including THM’s Research Results that were part of such not approved Patent, will be considered a Product as well.

10.	Miscellaneous.

10.1.
Assignment. No party to this Agreement shall be entitled to transfer or assign its rights or obligations under this Agreement, unless with the prior written consent of the other party, which shall not be unreasonably withheld; provided however that an assignment resulting from merger and/or acquisition of either party shall not require the consent of the other party, in the event that the surviving entity is committed to such assigning party’s obligations hereunder. Notwithstanding the aforementioned, THM shall be entitled to assign it’s rights and obligations hereunder to any legal entity which was established in connection with or for the benefit of the Hospital.

10.2.
No Agency. It is hereby expressly declared and agreed that this Agreement in no way establishes any principal-agent, employer-employee, or partnership relations between the parties. Nothing in this Agreement shall be construed as granting either party the power or authority to act for or on behalf of the other party, to create any undertakings on behalf of the other party, or to bind or commit the other party in respect to any such undertakings, except as set forth herein or as otherwise agreed to in writing between the parties prior to such act.

10.3.
Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. The competent courts of Tel Aviv shall have the exclusive jurisdiction to adjudicate on any disputes arising hereunder.

10.4.
Entire Agreement. This Agreement, including all exhibits attached hereto, constitutes the entire understanding of the parties and supersedes all oral or written representations, agreements and understandings between the parties with respect to the subject matter hereof, all of which shall become, upon signature of this Agreement, void.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.5.
Amendments; Interpretation. No modification or amendment of this Agreement may be made except in a written instrument duly signed by all parties. The headings in this Agreement are inserted for convenience of reference only and shall not affect its interpretation. The preamble and annexes to this Agreement form an integral part of this Agreement.

10.6.
Severability. If any non-material condition, term or covenant of this Agreement shall at any time be held to be void, invalid or unenforceable such condition, covenant or term shall be construed as severable and such holding shall attach only to such condition, covenant or term and shall not in any way affect or render void, invalid or unenforceable any other condition, covenant or term of this Agreement, and this Agreement shall be carried out as if such void, invalid or unenforceable term were not embodied herein.

10.7.
Waivers. The failure at any time of either Party to enforce any of the terms or conditions or any right or to exercise any option of this Agreement will in no way be construed to be a waiver of such terms, conditions, rights or options, or in any way to affect the validity of this Agreement. A waiver by a party of any of its rights under this Agreement shall not be effective unless made by a written instrument duly signed by such party, and shall not be deemed a waiver of any other right hereunder.

10.8.
No Hiring. Both Parties acknowledge that each Party would receive substantial additional value and would be deprived of the benefits of its work force, if the other Party were to hire such Party’s personnel after such Party’s introduction of them to the other Party. Accordingly, each Party shall not, directly or indirectly, recruit or hire or engage any personnel of the other Party that are or have been assigned to perform any of the services and/or Research Project or any part thereof hereunder, or induce such personnel to quit employment with the other Party, during the term of this Agreement and for a period of [***] following the termination of this Agreement, without the other Party’s prior written consent..

10.9.
Notices. Any notice sent by one party to the others to the addresses set forth below shall be considered as having reached its destination, if it was delivered by hand, at the time of its delivery; if it was sent by registered mail, within 96 hours from the time it was so dispatched; and if it was sent by facsimile, within 48 hours from the receipt of the confirmation of proper transmission of the notice.

If to Rosetta:	10 Plaut Street, Rehovot, 76706, Israel Fax: 972-8-9484766 Attention: Director, Business Development
If to THM:	Tel Hashomer Ltd. The Technology Transfer Company of Claim Sheba Medical Center, Tel Hashomer, 5621 Israel Office: +972 3 5305998 Fax: +972 3 5305944 Attention: Business Development

IN WITNESS WHEREOF, the parties have set their signatures hereunto as of the date first above written.

ROSETTA GENOMICS LTD.
By: /s/ Amir Avniel	By: /s/ Shlomo Nos
Name: Amir Avniel	Name: Shlomo Nos
Title: President and CEO	Title: Chairman

I, Prof. Gideon Rechavi as THM Researcher in this Agreement, acknowledge that I have read this Agreement in its entirety and that I shall uphold my individual obligations and responsibilities set forth herein.

/s/ Gideon Rechavi
Prof. Gideon Rechavi

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Appendix A

Research Plan for Lung Cancer Project: Sheba Medical center - Rosetta Genomics Ltd.

May 16th, 2006

Project Goal:

Develop a [***]. The study will use a [***] and [***] of [***] that are [***] of human lung cancer.

Project Sub-goals:

1.	[***]

2.	Perform the [***].

Stage 1:

Step	Details	Suggested Responsible Party	Estimated Completion Time
I. Pre-discovery:	Obtain [***]. In order to [***].	[***]	[***]
	Identify [***]. This step will [***].	[***]	[***]
II. Discovery:	Obtain [***]. The [***].	[***]	[***]
	Perform [***].	[***]	[***]
	Analyze [***] in order to [***].	[***]
	Based on [***].	[***]	[***]

Stage 2:

Steps 1-3 will apply to [***] availability and on [***]. Rosetta will [***] Sheba for this purpose [***]. Following this, Sheba will [***] Rosetta [***], as will be determined by both parties. Rosetta will[***].

[***] will be [***] as soon as Sheba’s [***] will be [***].

General guideline:

[***] will be [***] in the Rosetta Genomics’ [***].

In order to [***] Rosetta Genomics will [***]Sheba will [***].

Budget for the Lung Cancer project:

Technician [***]	$[***]
Research Coordinator	$[***]
Kits, reagents, disposables	$[***]
Overhead [***]%	$[***]
Total	$[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.